ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Investor Presentation April 2021 Exhibit 99.1

2 Disclaimers Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995,Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction. Cadence cautions readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebancorporation.com/, under the heading “SEC Filings.” BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

3 Disclaimers, continued Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence. In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank. STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence. Such documents are not currently available. Participants in Solicitation BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction. Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021. Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. About Non-GAAP Financial Measures Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, and “pre-tax, pre-provision net revenue” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the appendix.

Pending Merger w/ BancorpSouth Bank – Stronger Together

Announced on April 12, 2021

Creating a Premier Regional Banking Franchise

- ✓ Builds immediate scale in highly attractive markets throughout Texas and the Southeast
- ✓ Combines Bancorp South's community banking focus with Cadence's commercial banking expertise - enhances relationship banking strategy
- ✓ Merges two historic institutions - BancorpSouth (145 years of experience) and Cadence (134 years)
- ✓ Strong balance sheet, capital and reserve levels enabling continued growth trajectory
- ✓ Low-risk combination between companies with significant M&A integration expertise
- ✓ Better opportunities for employees, customers, communities and shareholders

Pro Forma: 5th Largest Bank HQ in Footprint[1]



BXS (325)[2]
CADE (98)
Headquarters (2)
Op Centers / Specialty Sites

Financial Benefits / Shareholder Value Creation

$44B Assets[2]	**14.8%** ROATCE[3]
+17% EPS Accretion[3]	**+0.7%** Accretive to TBVPS

[1] Includes depository institutions headquartered in AL, AR, FL, GA, LA, MO, MS, TN and TX; excludes merger targets.
[2] Includes BXS's pending acquisitions of National United Bancshares, Inc. and FNS Bancshares, Inc. Financial data as of 12/31/2020 and excludes purchase accounting.
[3] Based on consensus estimates for both companies. Assumes fully realized cost savings during 2022 for illustrative purposes.

4

5 The Cadence Value Proposition (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the Supplementary Information.

Historical Financial Performance 6 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% “CAGR” represents the compounded annual growth rate for the 5-year period from 2015 to 2020 (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the Supplementary Information (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See related 8-K filed January 7, 2021. Net Interest Margin (%) CAGR: 13% CAGR: 18% CAGR: 23% CAGR: 42% CAGR: (10)% CAGR: 23% (2) (2) (2)

7 Capital Strength (1) Represents FDIC PCA Minimum and Well-Capitalized capital ratio thresholds for banks. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix.

8 Executive Management Team – Proven & Experienced

9 Board of Directors – Active & Engaged Precious W. Owodunni Virginia A. Hepner J. Thomas Wiley, Jr. Marc J. Shapiro J. Richard Fredericks William B. Harrison, Jr. Joseph W. Evans Paul B. Murphy, Jr. President of Mountaintop Consulting, LLC Former President and CEO of the Woodruff Arts Center and retired EVP of Wachovia Bank Former Director, Vice Chairman, and Chief Executive Officer of State Bank Financial Founding Partner and Managing Director at Main Management, LLC Lead Outside Director of Cadence Bancorporation, Retired CEO of JPMorgan Chase & Co. Vice Chairman of Cadence Bancorporation, Former Chairman of State Bank Financial Chairman and CEO Officer of Cadence Bancorporation Kathy Waller Former Chief Financial Officer and President, Enabling Services of The Coca-Cola Company Retired Non-Executive Chairman of JPMorgan Chase & Co.’s Texas operations Experienced…..Diversified…..Dedicated

Cadence History - A Franchise Evolved

FORMATION
2009 – Oct. 2010
Cadence Bancorp, LLC
- Board of Directors and management team formed
- Buy/recap distressed banks in need of capital and mgt.
- $1bn committed capital raise

RETURN OF CAPITAL - LLC
Nov. 2017 – Sep. 2018
- April 2017 IPO provided access to public markets
- Three marketed follow-on offerings totaling $1.1b
- Two block trades totaling $688mm and final share distribution by LLC

Merger History

March 2011
CADENCE.
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

January 2019
STATE BANK
Financial Corporation
- Atlanta, GA-based
- $4.9bn in assets
- 32 branches
- Founded in 2005

CADE
LISTED
NYSE
April 2017
- $173mm Initial Public Offering

Recruit Teams / Organic Growth

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Capital Raise		M&A/ Recruit Talent		Growth & Operating Leverage						



Cadence Branch (66)
State Bank Branch (32)
Cadence LPO / Trust Office

($ in millions)	2014	2015	2016	2017	2018	2019	2020	1Q21
Assets	$7,945	$8,812	$9,531	$10,949	$12,730	$17,800	$18,713	**$18,800**
Loans	$6,193	$6,917	$7,433	$8,253	$10,054	$12,984	$12,719	**$12,365**
Deposits	$6,580	$6,987	$8,017	$9,011	$10,709	$14,743	$16,052	**$16,129**
Tangible Common Equity	$667	$715	$748	$1,031	$1,124	$1,870	$1,994	**$1,971**
TBVPS[1]	$8.89	$9.53	$9.97	$12.33	$13.62	$14.65	$15.83	**$15.80**
Branches	81	66	66	65	66	98	98	**98**
FTEs	1,344	1,218	1,193	1,205	1,170	1,855	1,808	**~1,800**

[1] Tangible Book Value per Share (TBVPS)

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Cadence by the Numbers 11 98 Branch Locations across six states Over 295,000 individual business and consumer clients Source: S&P Global and Company reports. Bank ranking based on FDIC deposit data as of June 30, 2020 and proforma current pending acquisitions. Bank holding company ranking based on total assets. 1 Fiscal-year 2019. 2 Based on non-CCAR Banks.

Straightforward Business Model Markets People 12 Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Commentary 13 $ in billions MSA-focused footprint in commercial hubs of the Southeast and Texas with efficient branch-light model. Future growth opportunities in large population centers complimented by meaningful market share in stable smaller markets. Texas is the 2nd largest economy among U.S. states and 10th largest global economy. Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment. Georgia market enhances growth-centric profile with key metro-market additions in Atlanta, Augusta, and Greater Savannah. Georgia has 1,000+ companies in the $50 to $500 million revenue Middle Market space. Birmingham, Tampa and Huntsville are established and stable Southeast markets. Southeast markets provide steady growth and high quality funding to complement our Texas and Atlanta franchise. Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and S&P Global Deposit market share data from FDIC Summary of Deposits as of June 30, 2020. Attractive Markets – Diverse and Complementary Review of Largest MSAs (June 2020)

Proven Business Model & Long-Term Client Relationships

Product Offering

Banking

- **Commercial Banking**
  - Corporate and middle market commercial and industrial
  - Specialized industries (restaurant, healthcare, technology)
  - Energy
  - Community and small business banking
  - Commercial real estate
  - Asset-based & correspondent lending
- **Retail Banking**
  - Business banking (serves ~59k businesses)
  - Retail and other consumers (serves +235k individuals)
- **Private Banking**
- **SBA Lending**
- **Treasury/Cash Management**
  - Commercial services for deposit management
  - Altera Payroll Services

Financial Services

- **Investment Management**
  - Focus on the affluent and high net worth segments
  - Linscomb & Williams – 50 year history
- **Trust Services**
  - Personal and institutional trust services
  - Specialty in court-created trusts
  - Portfolio managers average 25 years of experience

Revenue Contribution[1]



Financial Services
$13.2mm
7%
Retail Banking
$24.5mm
13%
Private Banking
$6.9mm
4%
Commercial Banking
$144.8mm
76%

1Q21 Total Revenue[1][2]: $189.4mm

Focused on delivering high-touch, personalized service across our franchise;
220 relationship managers with an average of ~23 years of experience

[1] Reflects combined Cadence Bancorporation information for the quarter ended March 31, 2021. Excludes corporate expenses.

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Solid PPNR & Expense Management Focus

$ in millions, unless otherwise indicated

Adj. Pre-Tax, Pre-Provision Net Revenue (PPNR) [1]



$93
$95
$95
$260 (2)
$86
1Q20
2Q20
3Q20
4Q20
1Q21

Adj. Operating Revenue[1] & Adj. Noninterest Exp.[1]



$186
$93
$182
$87
$187
$93
$365 (2)
$105
$184
$98
1Q20
2Q20
3Q20
4Q20
1Q21
Adj. Operating Revenue
Adj. Noninterest Expense

Adj. Efficiency Ratio[1]



50%
48%
49%
29% (2)(3)
53%
1Q20
2Q20
3Q20
4Q20
1Q21

Highlights

- Adjusted pre-tax pre-provision net revenue [1] for 1Q21 remained solid at $86.4 million, compared to 4Q20 PPNR of $260.0 million (or $90.8 million excluding the fourth quarter accelerated hedge revenue). As a percent of average assets, adjusted PPNR was 1.86%.
- Adj. efficiency ratio[1] for the first quarter of 2021 was 53.1%, compared to the linked quarter ratio of 28.8%. The linked quarter before the accelerated hedge revenue impact was 53.7%.

15

[1] Considered a non-GAAP financial measure. See "Non-GAAP Measures and Ratio Reconciliation" in the appendix.
[2] 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See related 8-K filed January 7, 2021.
[3] 4Q20 Adj. Efficiency Ratio impacted positively by ~25% due to Accelerated Hedge Revenue.

Highlights Loan Portfolio Metrics 16 $ in millions, unless otherwise indicated Diversified Loan Portfolio(1) (1) Represent total loans. Under CECL as of 1/1/20, loan balances are stated at amortized cost net of unearned income. (2) Period-End Data. Figures may not total due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/21 vs. 3/31/20. QoQ represents 3/31/21 vs. 12/31/20. See quarterly change excluding PPP loans on slide 17. Loan Breakdown and Historical Comparison Loans decreased $354 million or 2.8% in 1Q21, including a decline of $131 million in PPP loans linked quarter (see slide 17) and $223 million driven by net paydowns and payoffs, partially offset by approximately $1.0 billion in loan fundings in the quarter. Restaurants declined $48 million in 1Q21 and E&P declined $25 million, as we continue to work to reduce select exposures. *Note: As of 3/31/21, PPP loans totaled $807 million compared to $938 million at 12/31/20, $1,055 million at 9/30/20, and $1,032 million at 6/30/20.

Paycheck Protection Program (PPP) Loans 17 $ in millions, unless otherwise indicated PPP Loans(1) As an SBA preferred lender, Cadence Bank facilitated PPP loan applications during 2020 as part of the CARES (Coronavirus Aid, Relief, and Economic Security) Act. $807 million in funded PPP loans at March 31, 2021, down from a peak of $1.055 billion (~4,350 customers) due to paydowns and forgiveness. 1Q21 fees from PPP totaled $4.2 million compared to $4.7 million in the prior quarter. PPP loans averaged $877.6 million in the first quarter at a yield of 2.95%. Interest income from PPP loans was $2.2 million compared to $2.6 million in 4Q20. Total fees from PPP loans in 2020 were $10.1 million and interest income from PPP loans totaled $7.0 million. Actively working with clients on the SBA PPP Loan Forgiveness Platform, which we currently expect the majority will be forgiven in 2021. (1) General C&I PPP loans include Commercial Real Estate-related borrowers. In 1Q21, Commercial Real Estate ($3.0 billion) and Consumer ($2.5 billion) categories did not report any PPP loans. (2) Cadence PPP Loans By State statistics are as of May 21, 2020 and based on the State disclosed by the customer on the loan application. Figures may not total due to rounding. (2)

Net charge-offs were $12.1 million or 0.39% annualized of average loans, compared to $21.2 million or 0.64% annualized in the prior quarter and $32.5 million or 0.99% annualized in the prior year quarter. The current quarter gross charge-offs included $10.7 million in General C&I and $2.1 million in Energy. NPLs totaled $123.4 million or 1.00% of total loans compared to $138.0 million or 1.08%, respectively, in 4Q20. The linked quarter decline was due primarily to payoffs, upgrades, and net charge-offs. The ACL to NPL was 250% at 1Q21 compared to 266% at 4Q20 and 154% in 1Q20. Excluding PPP loans, the ACL was 2.67% of total loans at March 31, 2021, down from 3.12% at December 31, 2020. Credit Quality 18 $ in millions, unless otherwise indicated Nonperforming Assets(2) Highlights Credit Metrics(1) (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. In 1Q21, an additional $3.4 million in nonaccruals were in loans held for sale. NPA increase of $35.5 million due to CECL implementation in 1Q20.

ACL and Criticized Rollforwards 19 $ in millions, unless otherwise indicated (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) Includes the estimated impact of changes in macro-economic variables as well as qualitative and environmental overlays (3) 1Q21 excludes loans HFS of $3.6 million Provision for credit losses was a release of ($48.3) million in 1Q21, as compared to $2.8 million for the fourth quarter of 2020 and $83.4 million for the first quarter of 2020. In 1Q21, the loan provision release was driven by ($57.6) million for economic forecasts and overlays, as changes in credit metrics and the economic outlook improved, partially offset by net portfolio changes. Criticized loans decreased by $55.4 million or 6.4% to $816.3 million from prior quarter, with net upgrades, payoffs and paydowns in Restaurant, Energy, Healthcare, and Hospitality-CRE credits. ACL Rollforward 12/31/20 – 3/31/21(1) Criticized Loans Rollforward 12/31/20 – 3/31/21(3) Highlights

Highlights Core Deposit Funding 20 $ in millions, unless otherwise indicated Deposit Composition(3) Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/21 vs. 3/31/20. QoQ represents 3/31/21 vs. 12/31/20. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit(2) Geography (3/31/21) Total cost of deposits declined to 0.20% in 1Q21, meaningfully lower than both 4Q20 cost of 0.25% and 1Q20 cost of 0.96%. Noninterest-bearing deposits were $5.6 billion or 34.4% of total deposits at March 31, 2021, up $521 million or 10% linked quarter and up $1.6 billion or 40% from the year ago quarter. Core deposits(2) of $15.6 billion at March 31, 2021, increased $1.7 billion or +12% YoY.

Net Interest Income / Net Interest Margin 21 Highlights (1) Calculation removes average balance of PPP loans and income NIM, Yields & Costs 1Q21 net interest income was $142.7 million, a decrease of $14.0 million or 8.9% from 4Q20. The 1Q21 decline included $5.8 million in lower hedge income, $3.0 million due to fewer days and $4.0 million due to excess balance sheet liquidity, partially offset by $2.0 million in lower funding costs as deposit costs continued to decline. The 1Q21 NIM of 3.22% was down 32 bp from 3.54% for 4Q20, and excluding PPP loans, was 3.24% in 1Q21, down 34 bp from 3.58%. First quarter 2021 NIM, excluding PPP loans, was impacted by declines in average loan balances -20bps, a decrease in loan fees -3bps and lower hedge income -14bp, partially offset by the impact of improved funding costs +5bp. Collar gain recognition and swap hedge interest income for 1Q21 was $14.1 million as compared to $19.9 million for 4Q20 due to lower collar gain accretion. 1Q21 total cost of funds at 0.29% and total cost of deposits at 0.20%, representing declines of 6bp and 5bp, respectively due to continued active management of funding costs. Yield on loans excluding accretion, hedging and PPP loans was 3.91% in 1Q21, down 7 bp from 3.98% for 4Q20, with the decline driven by lower loan fees in 1Q21. Excluding PPP loans, approximately 65% of the total loan portfolio was floating at March 31, 2021. We remain asset-sensitive with net interest income modeled to increase 4.13% over a 12 month period in a +100bp rate shock scenario. Net Interest Income/ NIM (TE) Rollforward

Highlights Breakdown of Noninterest Income 22 Noninterest Income Composition(1) Total Noninterest Income $ in millions, unless otherwise indicated Assets Under Management(2) (1) Figures may not total due to rounding. (2) Total Assets Under Management adjusted to exclude custody, escrow, safekeeping & QSF (which totaled $3.7 billion as of 3/31/21). (3) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See related 8-K filed January 7, 2021. Total noninterest income for 1Q21 was $43.7 million, including increases of $1.3 million, $1.1 million, and $0.9 million in earnings from alternative investments, SBA income and securities gains, respectively. Investment advisory, trust, service charges and payroll processing revenue all reflected QoQ increases, while mortgage banking and credit-related fees softened, each declining $0.9 million in the quarter. The 4Q20 noninterest income included accelerated hedge revenue of $169.2 million(3). 1Q21 noninterest income was 23.4% of total revenue. (3) (3) Incremental Hedge Income (3) All Other Noninterest Income $209,745

Supplementary Information

Select COVID-Impacted Portfolios 24 $ in millions, unless otherwise indicated Loans with active COVID-related loan payment deferrals totaled $97 million as of March 31, 2021, down from $179 million as of December 31, 2020.

CBRG Portfolio Overview1 Specialized Industries: Restaurant Banking 25 $ in millions, unless otherwise indicated Restaurant Industry Loans1 (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $739.1 million at 3/31/21 down from $770.9 million linked quarter and $1,010.1 million in the year ago quarter. Other figures are for CBRG only. CBRG Sector Concentration1 CBRG Concept Exposure Mix1 $551 million or 75% of CBRG loans are QSR and fast casual. These segments have exhibited stability and resiliency through economic troughs. 55% of portfolio ($407 million, 36 clients) is weighted in the following national QSR concepts: Taco Bell, Wendy’s, Burger King, Pizza Hut, KFC. 100% of CBRG portfolio consists of chain restaurants. Large franchisors can provide scale for advertising, menu refresh, and other operating budget items. PPP loans Top 5 Concepts

Hospitality (CRE) Exposure Hospitality (CRE) of $261 million outstanding represented by approximately 60 client relationships, or average loan size of ~$4.4 million. Predominantly long-term relationships with experienced operators. Geographically focused in-footprint, primarily in local markets demonstrating resiliency in past economic cycles. Portfolio is Hilton and Marriott family flag centric: primarily limited service/smaller properties with lower fixed cost structure and limited to no exposure to luxury, big box, heavy food and beverage dependent properties. No conference centers. 26 As of 3/31/21 unless otherwise indicated With the significant reduction in services and labor, breakeven occupancy is now meaningfully lower than historical levels. The weighted average loan-to-value ratio for the hospitality portfolio was ~52% at origination (excludes SBA loans). Loan loss reserve of $39 million or 15% of total Hospitality (CRE) loans as of March 31, 2021.

Portfolio Overview Energy Portfolio 27 $ in millions, unless otherwise indicated Energy Industry Loans (Quarterly) Portfolio Mix (3/31/21) Portfolio Trends (Since 2014) Note: Approximately, 77% of the underlying reserves are oil and 23% are natural gas and natural gas liquids. Two-thirds of energy loans consist of Midstream, with a solid credit history since inception. Conservative underwriting guidelines, active portfolio monitoring, and ongoing stress testing. Teams are engaged with customers and actively managing the portfolio to reduce commitments. Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise. Includes $67mm of PPP Loans: Energy Services $48mm Midstream $13mm E&P $7mm

CRE Portfolio Overview Commercial Real Estate 28 $ in millions, unless otherwise indicated Total Commercial Real Estate Loans(1) Commercial Real Estate (CRE) portfolio of $3.0 billion: well-diversified by client, product type, and geography Weighted average LTV of ~61.9% based on appraised values Retail comprise only 12% of CRE and is very granular consisting of over 230 borrowers and average LTV of 53%. Larger exposures primarily anchored shopping centers (i.e., Publix and Kroger). Strong and experienced clients and sponsors Significant upfront equity generally between 35-40% Managed through multiple cycles Multiple sources of and access to capital (1) Total Commercial Real Estate Loans are based on NAICS codes. CRE Geographic Mix CRE Property Type Mix

Residential Portfolio Overview Residential Real Estate 29 $ in millions, unless otherwise indicated Total Residential Real Estate Loans $2.4 billion of mortgage loans with an average loan size of $191 thousand (includes CRA portfolio). Community and relationship-based approach, offered through our network of 98 branches, with over 62% of total residential loans located in Texas. Our 1st Lien mortgage portfolio had original FICO scores >700 and LTV ~75%(1). $568 million CRA portfolio or 24% of total residential, with an average P&I payment of ~$1,300 per month, which is similar to rental rates. Geographic Mix Classification Type (1) Based on aggregate weighted average data where available as of March 31, 2021

CBHBG Portfolio Overview(1) Specialized Industries: Healthcare Banking 30 $ in millions, unless otherwise indicated Total Healthcare Industry Loans(1) Healthcare Banking Group (CBHBG) - granular portfolio with average funded balance size of $12.1 million and 41 active clients. The majority of clients are based in or have significant operations in Texas and the Southeastern United States. Highly selective client acquisition strategy focused on: Strong and experienced management teams. Appropriate healthcare sector selection. Client partners (management and private equity) looking to use moderate leverage. Significant equity and junior capital in client capital stack. (Typical capital structure generally has equity as a minimum of 40-50% of total capital.) Well-diversified by sector: The REIT sector includes clients with portfolio diversification at the client level. Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing. (1) Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied Healthcare CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG) ). CBHBG total loans of $423 million as of 3/31/21 compared to $433 million as of 12/31/20 and $469 million as of 9/30/20. Other figures are for CBHBG only. CBHBG Sector Concentration(1)

Specialized Industries: Technology Banking

$ in millions, unless otherwise indicated

CBTBG Portfolio Overview[1]

- Average relationship size of ~$12.2 million.
- Over $1 billion in commitments since inception.
- Provides debt financing to technology companies (EBITDA typically > $10 million) whose products are:
  - Already adopted by markets (versus venture/start-up)
  - Defensible and sustainable
  - Scalable for revenue growth
  - Well-diversified sector investment in 17 sub-verticals

Total Technology Industry Loans[1]



$478
$481
$509
$438
$398
1Q20
2Q20
3Q20
4Q20
1Q21

CBTBG Sector Concentration[1]



$48 14%
$40 12%
$32 9%
$28 8%
$23 7%
$20 6%
$20 6%
$20 6%
$19 6%
$19 5%
$18 5%
$17 5%
$16 5%
$14 4%
$4 1%
$3 1%
Consulting
Financial Technology
Insurance
Data Analytics
Education
Financial
Cloud solutions
Mainframes
Vehicle Registration
Enterprise
Network Services
Advertising
Legal Technology
Systems
Customer Relationship Mgt
Fund Capital Call Line
Printed Circuit Board

CBTBG Vertical Concentration[1]



Integrated Technology Solutions
$68
20%
Hardware
$34
10%
Other
$3
1%
Software
$236
69%

(1) Technology industry loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of Cadence Bank Technology Banking Group (CBTBG). CBTBG total loans of $341 million as of 3/31/21 compared to $368 million as of 12/31/20 and $399 million as of 9/30/20. Other figures are for CBTBG only.

31

Cadence Information Technology

Strategic Investments	Digital Channels	New Products and Services	Business Automation	Business Application Refresh	Application Delivery Modernization	Information Security and Privacy

Dynamic & Cost Efficient Model

- Targeted and efficient approach providing flexibility to pay-as-you-go using cloud based applications and commodity technology, while delivering a superior customer experience.
- Technology investments driven and owned by business leaders who know their customers.
- Customized customer channel applications for competitive advantage.
- Continuous updates with natural replacement cycles following a five-year strategic plan.
- Buy and integrate leading fintech and third-party business applications and commodity infrastructure services to drive growth and efficiencies rather than build.
- No need for costly spending projects or over-investing in the development of new technology.
- Information Security and Privacy built in throughout the life cycle.

Current Projects

- Business Applications: Treasury Online Upgrades, Consumer Mobile Rebuild, Item Processing Replacement, ACH/Wire Replacement, FX Automation, Document Image Replacement, Telephone Banking Replacement, E-Signature Expansion, Treasury Management Workflow
- Infrastructure: Birmingham Data Center Internal to Colocation
- Information Security: Perimeter Upgrades, Enhanced Event Correlation and Monitoring, Patch Management Enhancement, Identity and Access Management Automation

IT Spend[1]

- Cadence: 2020 IT Spend 7.1% to Total Revenue (7.5% in 2019)
- Gartner Peer Benchmark[2]: 7.9% IT Spend to Revenue (2019)
- Cadence 2020 IT Spend: $66.1 million

32

[1] Information technology expenses ("IT Spend") includes capital investment in fixed technology assets and software, excluding ATM/Debit Card depreciation and amortization. Revenue defined as Interest Income + Non-Interest Income – Provision for Loan Loss.
[2] Peer Benchmarking for banks between $15 to $50 billion in assets

Allowance for Credit Losses (ACL) Rollforward 33 $ in thousands Note: Figures may not total due to rounding. (1) Represents the activity in the ACL for funded loans.

Criticized Loans by Segment 34 $ in millions

Nonperforming Assets 35 $ in millions Note: Figures may not total due to rounding. (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter.

36 Earnings Net income of $106.4 million or $0.84 per share in 1Q21. Adjusted net income(1) was $104.7 million or $0.83 per share compared to $199.7 million or $1.57 per share in 4Q20(3), and $12.5 million or $0.10 per share for the quarter ended March 31, 2020. Adjusted pre-tax pre-provision net revenue(1) of $86.4 million or 1.86% of average assets in the first quarter of 2021. Capital Operating Revenue Efficiency Credit Quality Solid capital base: Tangible common equity ratio(1) of 10.6%; CET1 of 14.2%; Tier 1 Leverage 10.9%; Tier 1 Risk Based 14.2%; Total Risk Based 16.7%. Tangible book value per share of $15.80. Quarterly cash dividend of $0.15/share (annualized at $0.60/ share). Total operating revenue (1) for 1Q21 was $186.4 million. NIM(2) of 3.22% down 32bp from prior quarter, impacted by lower hedge accretion (-14bp) and a net decline in average loans, partially offset by the impact of improved funding costs. Total cost of deposits of 0.20% in 1Q21, improved over both 0.25% in 4Q20 and 0.96% in 1Q20. Adj. noninterest expenses(1) of $97.8 million, down $7.3 million or 6.9% from the linked quarter. Adj. efficiency ratio of 53.1%. ACL to total loans at 2.49% including a provision release of ($48.3) million for 1Q21 reflecting meaningful improvement in current economic forecasts resulting from a decrease in COVID-19 driven stress. Total NPLs declined $14.6 million or 11% linked quarter to $123.4 million or 1.00% of total loans. Criticized loans decreased $55.4 million or 6% linked quarter to $816.3 million. Net charge-offs of $12.1 million or 39 bps of average loans vs. $21.2 million or 0.64% in 4Q20. (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%. (3) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See related 8-K filed January 7, 2021. First Quarter 2021 Highlights

37 First Quarter 2021 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/21 vs. 3/31/20 QoQ represents 3/31/21 vs. 12/31/20. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See related 8-K filed January 7, 2021. (3) 1Q20 Noninterest expense of $94.0 million excludes a non-cash goodwill impairment charge of $443.7 million. (4) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (5) Quarterly measures annualized.

Net Interest Income Dynamics 38 $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income 40 $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See related 8-K filed January 7, 2021. Note: Figures may not total due to rounding..

Summary Balance Sheet – Period End 41 $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation 42 $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued 43 Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued 44 $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.